As filed with the Securities and Exchange Commission on September 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	7374	95-4863690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wes Cummins

Chief Executive Officer

Applied Digital Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 204-8688

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 23, 2024

Up to 2,500,000

Series E-1 Redeemable Preferred Stock

This is an offering by Applied Digital Corporation (the “Company”) of up to 2,500,000 shares of our Series E-1 Redeemable Preferred Stock, par value $0.001 per share (“Series E-1 Preferred Stock”), at a price per share of $25.00 per share (the “Offering”). We will pay cumulative dividends on the Series E-1 Preferred Stock at a fixed annual rate of 9% per annum of the stated value of $25.00 per share (the “Stated Value”) of the Series E-1 Preferred Stock per year (computed on the basis of a 360-day year consisting of twelve 30-day months). Each holder of shares of Series E-1 Preferred Stock is entitled to redeem any portion of the outstanding shares of Series E-1 Preferred Stock held by such holder at any time, subject to certain early redemption fees. Such redemptions may be settled in either cash or common stock of the Company, par value $0.001 (the “Common Stock”), at the Company’s option, subject to certain limitations on the number of shares of Common Stock that may be used for such payments without the approval of the Company’s stockholders, if applicable; provided that no such shares of Series E-1 Preferred Stock may be redeemed for Common Stock prior to the first anniversary of the date of its issuance. The Company may, at its option, redeem shares of Series E-1 Preferred Stock on or after the second anniversary of the date on which such shares of Series E-1 Preferred Stock have been issued upon not less than 10 calendar days nor more than 90 calendar days written notice to the holders prior to the date fixed for redemption thereof, subject to certain limitations on the number of shares of Common Stock that may be used for such payments without the Company’s stockholders’ consent, if appliable. The Company intends to rely on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of any shares of Common Stock for which the Series E-1 Preferred Stock may be redeemed.

There is currently no public market for our Series E-1 Preferred Stock. We do not intend to apply for listing of the Series E-1 Preferred Stock on a national securities exchange or over the counter market.

The dealer manager of this Offering is Preferred Capital Securities, LLC (“PCS” or the “Dealer Manager”). The Dealer Manager is not required to sell any specific number or dollar amount of the Series E-1 Preferred Stock but will use its “reasonable best efforts” to sell the Series E-1 Preferred Stock offered. The minimum permitted purchase is generally $5,000 but purchases of less than $5,000 may be made in our sole discretion. We may terminate this Offering at any time.

	Per share of Series E-1 Preferred Stock	Maximum Offering Before Expenses
Public Offering Price	$25.00	$62,500,000
Selling Commission(1)(2)(3)	$1.50	$3,750,000

Dealer Manager fee(1)(2)(3)	$0.50	$1,250,000
Proceeds to Applied Digital Corporation(3)(4)	$23.00	$57,500,000

(1) We will pay a selling commission of up to 6% of the Stated Value of the Series E-1 Preferred Stock and a dealer manager fee equal to 2% of the Stated Value of the Series E-1 Preferred Stock. The selling commission and the dealer manager fee are payable by us to our Dealer Manager. Reductions in selling commissions on sales of Series E-1 Preferred Stock will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus and the net proceeds to us will not be impacted by such reductions. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our Dealer Manager and the participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and, if incurred by our Dealer Manager, the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commission, dealer manager fee and cash and non-cash underwriting compensation as described in “The Offering - Other Expenses” for this Offering will not exceed 8% of the aggregate gross proceeds of this Offering, subject to FINRA’s 8% underwriting compensation cap. See “Plan of Distribution.”

(2) We expect our Dealer Manager to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Series E-1 Preferred Stock, pursuant to the terms of a Selected Dealer Agreement, a form of which is filed with this registration statement as Exhibit 10.72. In addition to the selling commissions, our Dealer Manager may reallow a portion of its dealer manager fee to participating broker-dealers as a marketing fee as described further in “Plan of Distribution.”

(3) Assumes all shares sold were subject to maximum selling commission and dealer manager fee applicable to Series E-1 Preferred Stock.

(4) We expect that our own Offering Expenses, as defined in “The Offering - Offering Expenses” and including legal, accounting, printing, mailing, registration qualification and associated securities offering filing costs and expenses, will through the course of the Offering, be an aggregate of approximately $124,600, but for purposes of illustrating the proceeds to the Company based on the maximum investment, such Offering Expenses are not reflected. As further described in “The Offering - Offering Expenses.” Offering Expenses will not exceed the greater of $700,000 or 3.5% of gross offering proceeds. However, our Board of Directors (the “Board”) may, in its discretion, authorize the Company to incur Offering Expenses in excess of such amounts.

We will sell the Series E-1 Preferred Stock through Depository Trust Company (“DTC”) settlement (“DTC Settlement”) or through Direct Registration System settlement (“DRS Settlement”). See the section entitled “Plan of Distribution” in this prospectus for a description of these settlement methods. All monies collected for subscription through DRS Settlement will be held in a separate escrowed bank account at UMB Bank, N.A., which is serving as the escrow agent (the “Escrow Agent”). Investors will pay the full purchase price for their Series E-1 Preferred Stock to the Escrow Agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein.

Delivery of the Series E-1 Preferred Stock will be made from time to time, if at all, on or prior to . Delivery of the Common Stock will be made from time to time, if at all, upon redemption of the Series E-1 Preferred Stock as further described in this prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On September 20, 2024, the last reported sale price of our Common Stock as reported on Nasdaq was $6.02.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC, on August 30, 2024 and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Preferred Capital Securities

As Dealer Manager

The date of this prospectus is            , 2024

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale of these securities is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page S-11, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a United States (“U.S.”) designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (“HPC”) and Artificial Intelligence (“AI”). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business”), as further discussed below.

We completed our initial public offering in April 2022 and our Common Stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.

Datacenter Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve seven crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. This business segment accounts for the majority of the revenue we generate from our operations (approximately 83% for the fiscal year ended May 31, 2024).

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:

●	Jamestown, North Dakota: 106 MW facility.

●	Ellendale, North Dakota: 180 MW facility.

In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our Common Stock to each of GMR and SparkPool and 3,156,426 shares of our Common Stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our Common Stock back to us.

In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Datacenter Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.

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Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.

In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Mara Garden City LLC, a Delaware limited liability company and subsidiary of Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services Business

We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as AI and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.

We are rolling out multiple GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to utilize a blend of third-party colocation and our own HPC datacenters to deliver Cloud services to our customers.

We currently rely on a few major suppliers for our products in this business segment: NVIDIA Corp. (“NVIDIA”), Super Micro Computer Inc. (“Super Micro”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s Cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (“TCO”) and Total Cost to Environment (“TCE”) is critical for datacenter operators to ensure sustainable operations.

In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale AI through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Applied Digital Cloud’s infrastructure. In addition, we have supply agreements with Dell for delivery of AI and GPU servers.

By May 31, 2024, the Company had received and deployed a total of 6,144 GPUs; 4,096 GPUs were actively recognizing revenue and 2,048 GPUs were pending customer acceptance to start revenue recognition. The Cloud Services Business currently serves two customers and accounted for approximately 17% of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.

HPC Hosting Business

Our HPC Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including AI.

The Company is currently building two HPC focused data centers. The first facility, which is nearing completion, is a 7.5 MW facility in Jamestown, ND location adjacent to the Company’s 106 MW Data center hosting facility. The Company also broke ground on a 100 MW HPC data center in project in Ellendale, ND, on land located adjacent to its existing 180 MW Data center hosting facility. These separate and unique buildings, designed and purpose-built for GPUs, will sit separate from the Company’s current buildings and host more traditional HPC applications, such as natural language processing, machine learning, and additional HPC developments.

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The Company has entered into exclusivity and executed a letter of intent with a US-based hyperscaler for a 400 MW capacity lease, inclusive of our current 100 MW facility and two forthcoming buildings in Ellendale, North Dakota. On July 26, 2024, the Company extended the initial exclusivity period under the previously announced letter of intent with the U.S. based hyperscaler for leasing the HPC Ellendale Facility. The Company is in advanced discussions with traditional financing counterparties for this investment-grade tenant.

We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected in calendar year 2025.

Recent Developments

Series E-1 Preferred Stock

On September 23, 2024, we entered into a Dealer Manager Agreement with the Dealer Manager hereunder pursuant to which the Dealer Manager agreed to serve as the Company’s agent and dealer manager for this Offering of up to 2,500,000 shares of our Series E-1 Preferred Stock, to be offered and sold pursuant to the registration statement of which this prospectus is a part.

Series E Preferred Stock and Series E-1 Preferred Stock

On May 16, 2024, we entered into a Dealer Manager Agreement with the Dealer Manager hereunder pursuant to which the Dealer Manager agreed to serve as the Company’s agent and dealer manager for an offering (the “Series E Offering”) of up to 2,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.001 (the “Series E Preferred Stock”) (the “Series E Dealer Manager Agreement”). The Company has closed on several offerings of its Series E Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), subsequent to May 31, 2024. As of the date of this prospectus, we sold 301,673 shares of Series E Preferred Stock for net proceeds of approximately $6.9 million in total. The Series E Dealer Manager Agreement was terminated upon the termination of the Series E Preferred Stock offering on August 9, 2024.

Series F Preferred Stock

On August 29, 2024, the Company entered into a securities purchase agreement (the “Series F Purchase Agreement”) with YA II PN, LTD. (“YA Fund”) for the private placement (the “Series F Offering”) of 53,191 shares of Series F Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series F Preferred Stock”), including 3,191 shares representing an original issue discount of 6%. The transaction closed on August 30, 2024, for total net proceeds to the Company of $50.0 million.

Each outstanding share of Series F Preferred Stock is entitled to receive, in preference to our Common Stock, cumulative dividends (“Preferential Dividends”), payable quarterly in arrears, at an annual rate of 9.0% of $1,000.00 per share of Series F Preferred Stock (the “Series F Stated Value”). At our discretion, the Preferential Dividends shall be payable either in cash or in kind or accrue and compound in an amount equal to 8.0% multiplied by the Series F Stated Value. In addition, each holder of Series F Preferred Stock will be entitled to receive dividends equal to, on an as-converted to shares of our Common Stock basis, and in the same form as, dividends actually paid on shares of our Common Stock when, as, and if such dividends are paid on shares our Common Stock. The Series F Preferred Stock will initially be non-convertible and will only become convertible upon, and subject to, the receipt of shareholder approval. If shareholder approval is not obtained for any reason, the Series F Preferred Stock will remain non-convertible. The Company filed the Certificate of Designation of the Series F Preferred Stock with the Secretary of State of the State of Nevada on August 30, 2024.

The Company and YA Fund also entered into a registration rights agreement (the “Series F Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the SEC a Registration Statement on Form S-1, registering the resale of the shares, within 45 days of signing the Series F Registration Rights Agreement (subject to certain exceptions).

Additionally, in connection with the Series F Offering, the Company agreed to eliminate the $16.0 million per month conversion limitation that exists in the aggregate across the YA Notes.

SEPA

On August 28, 2024, the Company entered into a Standby Equity Purchase Agreement with YA Fund, as amended on August 29, 2024 (the “SEPA”). Pursuant to the SEPA, subject to certain conditions and limitations, the Company has the option, but not the obligation, to sell to YA Fund, and YA Fund must subscribe for, an aggregate amount of up to $250.0 million of Common Stock, at the Company’s request any time during the commitment period commencing on September 30, 2024, and terminating on the first day of the month next following the 36-month anniversary of September 30, 2024. The shares of Common Stock issuable pursuant to the SEPA will be offered and sold pursuant to Section 4(a)(2) of the Securities Act.

In connection with the execution of the SEPA, the Company agreed to pay a structuring fee (in cash) to YA Fund in the amount of $25,000. Additionally, the Company agreed to pay a commitment fee of $2,125,000 to YA Fund, payable on the effective date of the SEPA, in the form of the issuance of 456,287 shares of Common Stock (the “Commitment Shares”), representing $2,125,000 divided by the average of the daily VWAPs of the Common Stock during the three trading days immediately prior to the date of the SEPA.

Pursuant to the SEPA, the Company agreed to file a registration statement with the SEC for the resale under the Securities Act by YA Fund of the Common Stock issued under the SEPA, including the Commitment Shares. The Company shall not have the ability to request any advances under the SEPA until such resale registration statement is declared effective by the SEC.

CIM Arrangement

On June 7, 2024, APLD Holdings 2 LLC (“APLD Holdings”), a subsidiary of the Company, entered into a promissory note (the “CIM Promissory Note”) with CIM APLD Lender Holdings, LLC (the “CIM Lender”). The CIM Promissory Note provides for an initial borrowing of $15 million, which was drawn on June 7, 2024, and subsequent borrowings of up to $110 million, which will be available subject to the satisfaction of certain conditions as outlined in the CIM Promissory Note. In addition to the initial borrowing, the CIM Promissory Note includes an accordion feature that allows for up to an additional $75 million of borrowings. Principal amounts repaid under the CIM Promissory Note will not be available for reborrowing. As partial consideration for the CIM Promissory Note, the Company agreed to issue to the CIM Lender warrants to purchase up to an aggregate of 9,265,366 shares of Common Stock. The warrants were issuable in two tranches, (i) for the purchase of up to 6,300,449 shares of Common Stock (the “Initial Warrant”), and (ii) for the purchase of up to 2,964,917 shares of Common Stock (the “Warrant”). The Initial Warrant was issued on June 17, 2024.

On August 11, 2024, we and the CIM Lender entered into a waiver agreement (the “Waiver Agreement”), whereby the CIM Lender agreed to waive the satisfaction of certain conditions for the subsequent borrowings, allowing us to draw an additional $20 million (net of original discount and fees) of borrowings under the CIM Promissory Note. As partial consideration for the Waiver Agreement, we issued the Warrant to the CIM Lender. As of the date of this prospectus, the total balance outstanding under the CIM Promissory Note is approximately $105 million.

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Yorkville Amendments

In connection with the CIM Promissory Note, we also entered into a Consent, Waiver and First Amendment to Prepaid Advance Agreements (the “Consent”) with YA Fund. In exchange for YA Fund’s consent to the transaction with the CIM Lender, we agreed to issue an aggregate of 100,000 shares of Common Stock to YA Fund and to conditionally lower the floor price from $3.00 to $2.00 so long as the daily VWAP is less than $3.00 per share of Common Stock for five out of seven trading days. We further agreed to deliver a security agreement whereby our subsidiary, Applied Digital Cloud Corporation, would grant a springing lien on substantially all of its assets subject to customary carve-outs to secure the promissory notes issued in favor of YA Fund. Pursuant to the Consent, YA Fund also consented to future project-level financing at the HPC Ellendale Facility.

In addition, pursuant to the terms of the Consent, the Prepaid Advance Agreement entered into between the Company and YA Fund on March 27, 2024 (the “March PPA”) and the Prepaid Advance Agreement entered into between the Company and YA Fund on May 24, 2024 (the “May PPA” and, together with the March PPA, the “Prepaid Advance Agreements”) were amended to provide for prepayment of the convertible unsecured promissory note in the amount of up to $42.1 million issued pursuant to the May PPA (the “May Note” and together with the two convertible unsecured promissory notes in the amount of up to $50 million issued pursuant to the March PPA (the “Initial YA Notes”), the “YA Notes”), in pro rata weekly installments of $2.5 million in cash or (at YA Fund’s sole election) $5.0 million in Common Stock, commencing on July 8, 2024, for so long as either the Registration Statement on Form S-3 filed by the Company on April 15, 2024 or the Registration Statement on Form S-1 filed by the Company on May 31, 2024 (the “May Registration Statement”) is ineffective, or if the SEC does not declare the May Registration Statement effective by such date. If elected to be paid in Common Stock, such shares would be issued at 95% of the lowest daily VWAP during the five trading day period immediately preceding the prepayment date. As of the date of this prospectus, the aggregate principal amount outstanding under the Initial YA Notes is $6.2 million and the May Note is no longer outstanding.

In connection with the Series F Offering (as defined below), the Company entered into a Second Amendment (“Amendment No. 2”) and a Third Amendment (“Amendment No. 3”) to the March PPA and the May PPA. Pursuant to the terms of Amendment No. 2, the March PPA and the May PPA, and the Optional Redemption provisions set forth in the YA Notes, were amended such that the Company may only redeem early a portion or all amounts outstanding under the YA Notes in cash after January 1, 2025. Pursuant to Amendment No. 3, the March PPA and the May PPA were amended to eliminate the $16.0 million per month conversion limitation that exists in the aggregate across the YA Notes.

Increase In Authorized Shares

On June 11, 2024, we filed a Certificate of Amendment (the “Certificate of Amendment”) to our Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). Pursuant to the Certificate of Amendment, the number of authorized shares of Common Stock was increased to 300,000,000. The Certificate of Amendment became effective upon filing on June 11, 2024.

At-the-Market Sales Agreement

On July 9, 2024, we entered into a Sales Agreement with B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. and Roth Capital Partners, LLC (the “Sales Agreement”). Up to $125,000,000 of shares of our Common Stock may be issued if and when sold pursuant to the Sales Agreement. As of the date of this prospectus, approximately 2.9 million shares of our Common Stock have been issued and sold under the Sales Agreement for approximate proceeds to us of $16.4 million.

Garden City Release of Escrow Funds

On July 30, 2024, we announced that the conditional approval requirements related to the release of the escrowed funds from the sale of our Garden City hosting facility have been met. As of the date of this prospectus, we have received the remaining $25 million of the purchase price, previously held in escrow pending such conditional approval.

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PIPE

On September 5, 2024, the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with the purchasers named therein (the “PIPE Purchasers”), for the private placement of 49,382,720 shares of the Company’s Common Stock, at a purchase price of $3.24 per share, representing the last closing price of the Common Stock on Nasdaq on September 4, 2024. The private placement closed on September 9, 2024, with aggregate gross proceeds to the Company of approximately $160 million, before deducting offering expenses.

The Company and the PIPE Purchasers also entered into a registration rights agreement (the “PIPE Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the SEC a Registration Statement on Form S-1, registering the resale of the shares, within 30 days of signing the PIPE Registration Rights Agreement (subject to certain exceptions).

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies under the Exchange Act.

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THE OFFERING

The following summary contains the principal terms of this Offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Offered Securities	Up to 2,500,000 shares of Series E-1 Preferred Stock.

Maximum Common Stock that may be issued upon Redemption of our Series E-1 Preferred Stock	25,475,751 shares of Common Stock.

Common Stock to be outstanding after maximum Redemption of our Series E Preferred Stock	239,987,197 shares of Common Stock, assuming the issuance of 25,475,751 shares of Common Stock issuable upon maximum redemption of the Series E-1 Preferred Stock in this Offering which is equal to 19.99% of the number of shares outstanding shares of Common Stock immediately prior to the commencement of the Series E Offering. The Company does not intend to issue more than 19.99% of the number of shares of our outstanding shares of Common Stock immediately prior to the commencement of the Series E Offering upon redemption of the Series E-1 Preferred Stock in this Offering. The actual number of shares of our Common Stock issued will vary depending on the value of our shares of Common Stock from time to time, if and when, shares of the Series E-1 Preferred Stock are redeemed and whether the Company determines to pay any particular redemption in cash or Common Stock. See “Risk Factors - Substantial blocks of our Common Stock may be sold into the market as a result of the conversion of outstanding Series F Preferred Stock, the SEPA, the Sales Agreement and the March PPA” on page S-14 of this prospectus.

Dealer Manager	The dealer manager of this Offering is Preferred Capital Securities, LLC (“PCS” or the “Dealer Manager”). The Dealer Manager is not required to sell any specific number or dollar amount of the Series E-1 Preferred Stock, but will use its “best efforts” to sell the Series E-1 Preferred Stock offered. Our Dealer Manager may reallow a portion of its dealer manager fee to participating broker-dealers as a marketing fee as described further in “Plan of Distribution.”

Stated Value	$25.00 per share

Ranking	The Series E-1 Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs: (i) prior or senior to all classes or series of our Common Stock and any other class or series of equity securities, if the holders of Series E-1 Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with the Series E Preferred Stock and the Series F Preferred Stock, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences; (iii) on a parity with other classes or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of Series E-1 Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iv) junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E-1 Preferred Stock (none of which are currently outstanding); and (v) junior to all our existing and future debt indebtedness.

Maturity	Shares of the Series E-1 Preferred Stock have no stated maturity. Shares of the Series E-1 Preferred Stock will remain outstanding indefinitely unless they are redeemed or repurchased by the Company. The Company is not required to set apart for payment funds to redeem the Series E-1 Preferred Stock and may pay for any redemption of the Series E-1 Preferred Stock in cash or shares of Common Stock; provided, however, that no Holder Optional Redemption (as defined below) with respect to any share of Series E-1 Preferred Stock may be redeemed for Common Stock prior to the first anniversary of the date of its issuance, and (iii) the Company shall not exercise the Company Optional Redemption (as defined below) with respect to any share of Series E-1 Preferred Stock prior to the second anniversary of the date of its issuance (the “Redemption Eligibility Date”).

Dividends	Holders of the Series E-1 Preferred Stock shall be entitled to receive a cumulative dividend at a fixed annual rate of 9% per annum of the Stated Value of the Series E-1 Preferred Stock per year (computed on the basis of a 360-day year consisting of twelve 30-day months). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash. The Series E-1 Preferred Stock shall rank on parity with the Series E Preferred Stock and the Series F Preferred Stock with respect to the right to receive payment of any dividends in proportion to their respective amounts of accrued and unpaid dividends per share. Unless full cumulative dividends on our shares of Series E-1 Preferred Stock for all past dividend periods have been paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our Common Stock or other stock ranking junior to the Series E-1 Preferred Stock for any period.

Liquidation Preference	Subject to the liquidation preference stated in the ranking section above, the Series E-1 Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the Stated Value, plus an amount per share that is issuable as the result of accrued or unpaid dividends. After payment to the holders of the Series E-1 Preferred Stock, and to the holders of shares of any other class or series of capital stock ranking senior to or on a parity with the Series E-1 Preferred Stock, including, without limitation, the Series E Preferred Stock and Series F Preferred Stock, the remaining funds and assets available for distribution to Company stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

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Holder Optional Redemption

Each holder of shares of Series E-1 Preferred Stock is entitled to redeem any portion of the outstanding Series E-1 Preferred Stock held by such holder (a “Holder Optional Redemption”) at any time.

At the option of the Company, a Holder Optional Redemption may be redeemed in either cash or our Common Stock; provided, however, that (i) if required by Rule 5635(d) of The Nasdaq Stock Market, the aggregate number of shares of Common Stock issuable to holders of Series E-1 Preferred Stock for dividends and redemption shall not exceed 19.99% of the outstanding shares of Common Stock (the “Redemption Share Cap”), unless approval by our stockholders is obtained to exceed the Redemption Share Cap, and (ii) no Holder Optional Redemption with respect to any share of Series E-1 Preferred Stock may be redeemed for Common Stock prior to the first anniversary of the date of its issuance.

The Company will settle any Holder Optional Redemption the Company determines to redeem in cash by paying the holder the Settlement Amount (as defined below). The “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Redemption Exercise Date (as defined below), minus (C) the Holder Optional Redemption Fee (as defined below) applicable on the respective Holder Redemption Deadline (as defined below). The Company will settle any Holder Optional Redemption the Company determines to redeem with Common Stock, subject to the Redemption Share Cap, if applicable, by delivering to the holder a number of shares of our Common Stock equal to (1) the Settlement Amount divided by (2) the closing price per share of our Common Stock on Nasdaq on the last trading day prior to the Holder Redemption Exercise Date (as defined below).

Holders of Series E-1 Preferred Stock may elect to redeem their shares of Series E-1 Preferred Stock at any time by delivering to Preferred Shareholder Services, LLC (“PSS”), an affiliate of the Dealer Manager, a notice of redemption (the “Holder Redemption Notice”). See “Plan of Distribution – Operations” for further information regarding the non-distribution services to be provided by PSS. A Holder Redemption Notice will be effective as of the last business day of the month after a Holder Redemption Notice is duly received by PSS (such date, a “Holder Redemption Deadline”). Any Holder Redemption Notice received after 5:00 p.m. Eastern time on a Holder Redemption Deadline will be effective as of the next Holder Redemption Deadline. For all shares of Series E-1 Preferred Stock duly submitted for redemption on or before a Holder Redemption Deadline, we, in our sole discretion, shall determine the Settlement Amount on any business day after such Holder Redemption Deadline but before the next Holder Redemption Deadline (such date, the “Holder Redemption Exercise Date”). The Company may, in our sole discretion, permit a holder to revoke their Holder Redemption Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Redemption Exercise Date. Please also see Holder Optional Redemption Fee below.

Company Optional Redemption	Subject to the restrictions described herein and unless prohibited by Nevada law, a share of Series E-1 Preferred Stock may be redeemed at our option (the “Company Optional Redemption”) on or after the Redemption Eligibility Date upon not less than 10 calendar days nor more than 90 calendar days written notice (the date upon which such written notice is provided to holders, the “Company Optional Redemption Notice Exercise Date”) to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E-1 Preferred Stock to be redeemed plus accrued but unpaid dividends (at a rate equal to (1) the Settlement Amount divided by (2) the closing price of shares of our Common Stock on Nasdaq, or other national securities exchange on which the Common Stock is listed, on the last trading day prior to the Company Optional Redemption Notice Exercise Date). In the Company’s sole and absolute discretion, the Company may determine to fulfill a Company Optional Redemption in either cash or with fully paid and non-assessable shares of our Common Stock, subject to the Redemption Share Cap, if applicable. If the Company exercises the Company Optional Redemption for less than all of the outstanding shares of Series E-1 Preferred Stock, then shares of Series E-1 Preferred Stock shall be selected for redemption on a pro rata basis or by lot across holders of the series of Series E-1 Preferred Stock selected for redemption.

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Holder Optional Redemption Fee

A share of Series E-1 Preferred Stock is subject to an early redemption fee if it is redeemed by its holder within three years of its issuance (the “Holder Optional Redemption Fee”). The amount of the fee equals a percentage of the Stated Value disclosed herein based on the year in which the redemption occurs after the Series E-1 Preferred Stock is issued as follows:

●	Prior to the first anniversary of the issuance of such Series E-1 Preferred Stock: 9% of the Stated Value disclosed herein, which equals $2.25 per share of Series E-1 Preferred Stock;

●	On or after the first anniversary but prior to the second anniversary: 7% of the Stated Value disclosed herein, which equals $1.75 per share of Series E-1 Preferred Stock;

●	On or after the second anniversary but prior to the third anniversary: 5% of the Stated Value disclosed herein, which equals $1.25 per share of Series E-1 Preferred Stock; and

●	On or after the third anniversary: 0%.

The Company is permitted to waive the Holder Optional Redemption Fee. Although the Company has retained the right to waive the Holder Optional Redemption Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Optional Redemption Following Death of a Holder	Subject to restrictions, beginning on the date of original issuance and ending on December 31st of the year in which the third anniversary of the date of issuance occurs, we will redeem shares of Series E-1 Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Series E-1 Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate (such date the requested is received by us, the “Optional Redemption Following Death of a Holder Notice Date”) at a redemption price equal to the Settlement Amount without application of the Holder Optional Redemption Fee. In our sole and absolute discretion, we may determine to fulfill such redemption in either cash or with fully paid and non-assessable shares of our Common Stock (at a rate equal to (1) the Settlement Amount divided by (2) the closing price of shares of our Common Stock on Nasdaq, or other national securities exchange on which the Common Stock is listed, on the last trading day prior to the Optional Redemption Following Death of a Holder Notice Date), subject to the Redemption Share Cap, if applicable.

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Voting Rights	Holders of our Series E-1 Preferred Stock do not have any Company voting rights.

Listing of Series E-1 Preferred Stock	The Company does not intend to apply for listing of the Series E-1 Preferred Stock on any national securities exchange or over the counter market.

Use of Proceeds	We intend to use the net proceeds from this Offering for working capital and general corporate purpose. See “Use of Proceeds” in this prospectus beginning on page S-16.

Selling Commissions	Up to 6% of the Stated Value of each share of Series E-1 Preferred Stock sold in the Offering will be paid by the Company to the Dealer Manager and reallowed to participating broker-dealers. Payment of the selling commissions by the Company may be reduced or waived in certain circumstances. See “Plan of Distribution.”

Dealer Manager Fee	Up to 2% of the Stated Value of each share of Series E-1 Preferred Stock sold in the Offering will be paid by the Company to the Dealer Manager and reallowed to participating broker-dealers. Payment of the dealer manager fee by the Company may be reduced or waived in certain circumstances. Further, a portion of the dealer manager fee may be reallowed to participating broker-dealers as a marketing fee. See “Plan of Distribution.”

Other Expenses

The Company, the Dealer Manager, a participating broker dealer, or other financial intermediary may incur other costs and expenses that are considered underwriting compensation (“Other Expenses”) associated with the sale, or the facilitation of the marketing, of shares of Series E-1 Preferred Stock. These expenses may include:

●	travel and entertainment expenses, including those of the wholesalers;

●	expenses incurred in coordinating broker-dealer seminars and meetings;

●	certain wholesaling activities and wholesaling expense reimbursements paid by PCS or its affiliates to other entities;

●	the national and regional sales conferences of our participating broker-dealers;

●	training and education meetings for registered representatives of our participating broker dealers;

●	certain legal expenses of the Dealer Manager associated with the required FINRA filing of the proposed underwriting terms and arrangements;

●	technology fees paid to certain participating broker-dealers so that they can maintain the technology necessary to adequately service the investors to whom they sold Series E-1 Preferred Stock;

●	due diligence expenses although only reasonable out-of-pocket due diligence expenses that are detailed on an itemized invoice will be reimbursed to a participating broker-dealer; and

●	permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

Other Expenses are considered underwriting compensations and will be reimbursed by us or if incurred by our Dealer Manager, the corresponding payments of the dealer manager fee may be reduced by the aggregate value of such compensation. However, in no event will all forms of underwriting compensation in this offering exceed 8% of gross Offering proceeds.

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Offering Expenses

The Company will pay Offering Expenses which are not considered underwriting compensation under FINRA Rule 5110 (“Offering Expenses”), directly or by reimbursing the Dealer Manager and/or a participating financial intermediary for Offering Expenses, in an amount which, in the aggregate, will not exceed the greater of: $700,000 and 3.5% of the gross proceeds of the Offering (the “Maximum Offering Expenses”). The Company will not pay or reimburse Offering Expenses in excess of the then applicable Maximum Offering Expenses without advance approval by the Company’s Board.

Offering Expenses include the following:

●	expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series E-1 Preferred Stock under federal and state laws and FINRA rules, including taxes and fees and accountants’ and attorneys’ fees;

●	expenses for printing and amending registration statements or supplementing prospectuses;

●	mailing and distributing costs;

●	all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us;

●	charges of transfer agents, registrars and experts and fees;

●	expenses in connection with non-offering issuer support services relating to the Series E-1 Preferred Stock; and

●	expenses for establishing servicing arrangements for new shareholder accounts.

Material Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning our Series E-1 Preferred Stock in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Transfer Agent	Computershare Trust Company, N.A. (the “Transfer Agent”)

Nasdaq Symbol	“APLD.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus. In addition, before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

The number of shares of Common Stock to be outstanding upon maximum redemption of the Series E-1 Preferred Stock is based on 214,511,446 shares of our Common Stock outstanding as of September 20, 2024 and excludes the following, each as of September 20, 2024:

●	14,883,085 shares of Common Stock reserved for future issuance under the Applied Blockchain, Inc. 2022 Incentive Plan, as amended;

●	652,964 shares of Common Stock reserved for future issuance under the Applied Blockchain, Inc. 2022 Non-Employee Director Stock Plan, as amended;

●	204,168 shares of Common Stock reserved for issuance under restricted stock unit awards to certain consultants;

●	5,032,802 shares of Common Stock held in treasury;

●	12,265,366 shares of Common Stock reserved for issuance upon exercise of outstanding warrants;

●	1,698,327 shares of Common Stock reserved for issuance upon the maximum redemption of the Series E Preferred Stock;

●	9,769,640 shares of Common Stock reserved for issuance upon the conversion of the Initial YA Notes;

●	24,471,329 shares of Common Stock reserved for issuance under the SEPA; and

●	7,598,714 shares of Common Stock reserved for issuance upon the conversion of the Series F Preferred Stock; and

●	Up to 18,039,867 shares of our Common Stock to be issued if and when sold pursuant to the Sales Agreement (assuming a public offering price of $6.02 per share, which was the closing price of our Common Stock on Nasdaq on September 20, 2024). The actual number of shares issued will vary depending on the prices at which the shares of Common Stock are sold from time.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and the risks and uncertainties in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024, and our other filings that we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.

Risks Related to This Offering

The Series E-1 Preferred Stock is subordinated in right of payment to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including additional shares of Series E-1 Preferred Stock, and by other transactions.

The Series E-1 Preferred Stock ranks on parity with the Series E Preferred Stock and Series F Preferred Stock and is subordinated in right of payment to all of our existing and future debt. We are currently authorized to issue 5,000,000 shares of preferred stock at $0.001 par value per share (the “Preferred Stock”), in one or more series. As of the date of this prospectus, 2,120,578 shares of Preferred Stock have been issued and retired, 354,864 shares of Preferred Stock are outstanding and 1,698,327 shares of Preferred Stock remain available and authorized for issuance. Other than disclosed in this prospectus, the terms of the Series E-1 Preferred Stock do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with or senior to the Series E-1 Preferred Stock or to incur additional indebtedness. The issuance of additional preferred stock on parity with or senior to the Series E-1 Preferred Stock would dilute the interests of the holders of the Series E-1 Preferred Stock, and any issuance of preferred stock senior to the Series E-1 Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem, or pay the liquidation preference on the Series E-1 Preferred Stock. Additionally, none of the provisions relating to the Series E-1 Preferred Stock relate to or limit our indebtedness or afford the holders of the Series E-1 Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series E-1 Preferred Stock.

Our management team may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Series E-1 Preferred Stock.

Dividends on the Series E-1 Preferred Stock are accrued monthly, but payment of such dividends is discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.

Future dividends on our Series E-1 Preferred Stock will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash. The Board’s determination of the time of payment of such dividends will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements, the availability of legally available funds and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to pay cash dividends on our Series E-1 Preferred Stock or what the actual dividends will be for any future period. However, until we pay (or set apart for payment) the full cumulative dividends on the Series E-1 Preferred Stock for all past dividend periods, our ability to make dividends and other distributions on our Common Stock (including redemptions) will be limited by the terms of the Series E-1 Preferred Stock.

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In the event you exercise your option to redeem Series E-1 Preferred Stock, our ability to redeem such shares of Series E-1 Preferred Stock may be subject to certain restrictions and limits.

Our ability to redeem shares of Series E-1 Preferred Stock may be limited by our available funds, ability to issue the full amount of shares of Common Stock, and applicable federal and Nevada law.

Pursuant to the Certificate of Designations, Powers, Preferences and Rights of Series E-1 Redeemable Preferred Stock (the “Certificate of Designations”), each holder of shares of Series E-1 Preferred Stock will be entitled to redeem any portion of the outstanding Series E-1 Preferred Stock held by such holder. Such redemption may, at our option, be in cash or in Common Stock, provided that (i) if required by Rule 5635(d) of The Nasdaq Stock Market, the aggregate number of shares of Common Stock issuable to holders of Series E-1 Preferred Stock for dividends and redemption shall not exceed the Redemption Share Cap, unless approval by our stockholders is obtained to exceed the Redemption Share Cap, and (ii) no such Series E-1 Preferred Stock may be redeemed for Common Stock prior to the first anniversary of the date of its issuance. However, our ability to redeem shares of Series E-1 Preferred Stock for cash may be limited to the extent we do not have sufficient funds available.

In addition, applicable Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the company’s articles of incorporation, the company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series E-1 Preferred Stock or redeem shares of Series E-1 Preferred Stock if, after giving effect to the distribution or redemption, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series E-1 Preferred Stock. There can be no guarantee that we will have sufficient funds available to meet these obligations.

Further, on August 16, 2022, the Inflation Reduction Act of 2022 was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. Depending on the number of shares of our Series E-1 Preferred Stock we sell and the number of holders of Series E-1 Preferred Stock who redeem their stock, the Excise Tax could also be applicable to the Company and adversely affect the cash we have available for redemption of the Series E-1 Preferred Stock and our operations.

Additionally, our ability to issue common stock in the event of a redemption may be limited by our ability to enter into “Variable Rate Transactions.” If a redemption constitutes a “Variable Rate Transaction” under the terms of the Prepaid Advance Agreements, we may need to seek a waiver from YA Fund before we could issue any shares of Common Stock.

The Series E-1 Preferred Stock has not been rated.

The Series E-1 Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the value of the Series E-1 Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series E-1 Preferred Stock, which could adversely impact the value of the Series E-1 Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the value of the Series E-1 Preferred Stock.

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Shares of Series E-1 Preferred Stock may be redeemed for shares of Common Stock, which rank junior to the Series E-1 Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up of our affairs.

We may opt to redeem Series E-1 Preferred Stock with shares of our Common Stock in our sole and absolute discretion. The rights of the holders of shares of Series E-1 Preferred Stock rank senior to the rights of the holders of shares of our Common Stock as to dividends and payments upon liquidation, dissolution or winding up of our affairs. Unless full cumulative dividends on our shares of Series E-1 Preferred Stock for all past dividend periods have been paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our Common Stock or other stock ranking junior to the Series E-1 Preferred Stock for any period. Upon liquidation, dissolution or winding up of our affairs, the holders of shares of the Series E-1 Preferred Stock are entitled to receive a liquidation preference of the Stated Value, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our Common Stock or any other class of our equity securities junior to the Series E-1 Preferred Stock. If we redeem your shares of Series E-1 Preferred Stock for Common Stock, you will be subject to the risks of ownership of Common Stock. Ownership of the Series E-1 Preferred Stock will not give you the rights of holders of our Common Stock. Until and unless you receive shares of our Common Stock upon redemption, you will have only those rights applicable to holders of the Series E-1 Preferred Stock.

The Series E-1 Preferred Stock will bear a risk of early redemption by us.

We will have the right to redeem, at our option, the outstanding shares of Series E-1 Preferred Stock, in whole or in part through a Company Optional Redemption, on or after to the Redemption Eligibility Date. It is likely that we would choose to exercise our Company Optional Redemption when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Series E-1 Preferred Stock had the Series E-1 Preferred Stock not been redeemed. We may elect to exercise our partial redemption right on multiple occasions.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment regardless of the circumstances.

The payment due upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs is fixed. Upon any liquidation, dissolution or winding up of our affairs, and after payment of the liquidating distribution has been made in full to the holders of Series E-1 Preferred Stock, you will have no right or claim to, or to receive, our remaining assets.

We established the offering price and other terms for the Series E-1 Preferred Stock pursuant to discussions between us and our Dealer Manager; as a result, the actual value of your investment may be substantially less than what you pay.

The offering price and net offering proceeds for the Series E-1 Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our Dealer Manager, based upon our financial condition and the perceived demand. Because the offering price is not based upon any independent valuation, such as the amount that a firm-commitment underwriter is willing to pay for the securities to be issued, the offering price may not be indicative of the price that you would receive upon the sale of the Series E-1 Preferred Stock in a hypothetical liquid market.

Series E-1 Preferred Stock does not have any management or voting rights in the Company.

Unlike our Common Stock, our Series E-1 Preferred Stock does not grant holders any voting rights. You will be dependent on our Board and our executive management for Company decisions, of which such decisions may not reflect your preferred approach or preference. Furthermore, we will have broad discretion in the application of the net proceeds from this Offering, and holders of the Series E-1 Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may result in investments that are not accretive to our results from operations.

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Substantial blocks of our Common Stock may be sold into the market as a result of the conversion of outstanding Series F Preferred Stock, the SEPA, the Sales Agreement and the March PPA.

The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.

Our Board has approved the creation and issuance of an aggregate of 53,191 shares of Series F Preferred Stock, all of which were issued on August 30, 2024 pursuant to the Series F Purchase Agreement to YA Fund in connection with the Series F Offering. Pursuant to the Series F Purchase Agreement, we have agreed to seek shareholder approval (“Nasdaq Stockholder Approval”) to enable the Series F Preferred Stock to become convertible into shares of Common Stock under the rules and regulations of Nasdaq. The Series F Preferred Stock will initially be non-convertible and will only become convertible upon, and subject to, the receipt of Nasdaq Stockholder Approval. The Series F Preferred Stock is convertible into shares of Common Stock, if and when the Nasdaq Stockholder Approval is obtained, at a conversion price per share which is subject to adjustments pursuant to the terms of the Certificate of Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock filed with the Nevada Secretary of State in connection with the creation and issuance of the Series F Preferred Stock. Based on the initial stated value of the Series F Preferred Stock of $1,000 per share and the $7.00 initial conversion price, the Series F Preferred Stock would be convertible into an aggregate of 7,598,714 shares of Common Stock.

On August 28, 2024, we entered into the SEPA with YA Fund, which was amended on August 29, 2024. Under the SEPA, we agreed to issue and sell to YA Fund, from time to time, and YA Fund agreed to purchase from us, up to $250 million of our Common Stock, subject to certain obligations and limitations. Our shares of Common Stock that may be issued under the SEPA may be sold by us to YA Fund at our discretion from time to time during the commitment period commencing on September 30, 2024 and terminating on the first day of the month next following the 36-month anniversary of September 30, 2024 (unless earlier terminated pursuant to the terms of the SEPA); provided, that there is an effective resale registration statement on file with the SEC covering the shares of Common Stock issued and issuable under the SEPA. We generally have the right to control the timing and amount of any sales of our Common Stock to YA Fund under the SEPA. Sales of our shares of Common Stock, if any, to YA Fund under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to YA Fund all, some, or none of the shares of Common Stock that may be available for us to sell to YA Fund pursuant to the SEPA.

On July 9, 2024, we entered into the Sales Agreement. As of the date of this prospectus, up to 18,039,867 additional shares of our common stock may be issued if and when sold pursuant to the Sales Agreement (assuming a public offering price of $6.02 per share, which was the closing price of our Common Stock on Nasdaq on September 20, 2024). The actual number of shares issued will vary depending on the prices at which the shares of our Common Stock are sold from time to time.

In addition, on March 27, 2024, we entered into the March PPA with YA Fund. In accordance with the terms of the March PPA, on March 27, 2024, YA Fund agreed to advance to us up to $50 million, pursuant to the Initial YA Notes. The aggregate principal amount outstanding under the Initial YA Notes, as of the date of this prospectus, is $6.2 million. The Initial YA Notes are convertible into shares of our Common Stock, at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered for resale up to 23,585,000 shares underlying the Initial YA Notes, of which 13,259,073 have been issued and are outstanding.

Any issuances of shares of our Common Stock upon conversion of the Series F Preferred Stock or pursuant to the SEPA, the Initial YA Notes, the March PPA will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Broker-dealers must comply with the SEC’s Regulation Best Interest (“Reg BI”), which among other requirements, establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Reg BI on participating broker-dealers in this Offering may negatively impact whether participating broker-dealers and their registered representatives recommend this Offering to certain retail customers, or the amount of shares of Series E-1 Preferred Stock which are recommended to such customers. In particular, under SEC guidance concerning Reg BI, a participating broker-dealer recommending an investment in our shares of Series E-1 Preferred Stock should consider a number of factors under the duty of care obligation of Reg BI, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Participating broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a retail customer. However, if participating broker-dealers choose alternatives to our shares of Series E-1 Preferred Stock, many of which likely exist, our ability to raise capital may be adversely affected. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our Offering compares to other types of investments (e.g., publicly traded securities) that may have lower costs, complexities, and/or risks, and that may be available for lower or no commissions. If Reg BI reduces our ability to raise capital in this Offering, it may harm our ability to achieve our objectives.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our availability to complete construction of the Ellendale HPC data center;
●	availability of financing to grow our business;
●	labor and other workforce shortages and challenges;
●	power or other supply disruptions and equipment failures;
●	our dependence on principal customers;
●	the addition or loss of significant customers or material changes to our relationships with these customers;
●	our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
●	our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
●	our ability to continue to grow sales in our hosting business;
●	volatility of cryptoasset prices;
●	uncertainties of cryptoasset regulation policy; and
●	equipment failures, power or other supply disruptions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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USE OF PROCEEDS

Assuming that 2,500,000 shares of Series E-1 Preferred Stock are sold in this Offering, after deducting underwriting compensation (comprised of selling commissions, dealer manager fees, Other Expenses, and other underwriting compensation, which in the aggregate cannot exceed 8% of the gross Offering proceeds), when underwriting compensation is combined with Offering Expenses, the net proceeds to the Company are estimated to be approximately $22.125 per share of Series E-1 Preferred Stock, assuming maximum underwriting compensation of 8% of gross Offering proceeds and Offering Expenses of 3.5% of gross offering proceeds. We expect that our Offering Expenses, including legal, accounting, printing, mailing, registration, qualification, and associated securities offering filing costs and expenses, will be approximately $124,600 through the course of this Offering but in no event will our Offering Expenses exceed the Maximum Offering Expenses of the greater of $700,000 or 3.5% of gross Offering proceeds. However, our Board may, in its discretion, authorize the Company to incur Offering Expenses in excess of such amounts.

Except as otherwise set forth in a prospectus or in other offering materials, we intend to use the net proceeds from the sale of our shares of Series E-1 Preferred Stock for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes.

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PLAN OF DISTRIBUTION

General

We are offering up to a maximum of 2,500,000 shares of our Series E-1 Preferred Stock through Preferred Capital Securities, LLC, or PCS, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable due diligence to sell the Series E-1 Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series E-1 Preferred Stock. The Series E-1 Preferred Stock will be sold at a public offering of $25.00 per share of Series E-1 Preferred Stock, subject to reduction as described below under “Plan of Distribution-Compensation of Dealer Manager and Participating Broker-Dealers.” The Series E-1 Preferred Stock will not be certificated.

We will sell the Series E-1 Preferred Stock using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares of the Series E-1 Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares of the Series E-1 Preferred Stock by the settlement date. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank N.A. the (“Escrow Agent”). In addition, such investors will pay the full purchase price for their Series E-1 Preferred Stock to the Escrow Agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “Plan of Distribution-Settlement Procedures” for a description of the closing procedures.

The offering price and net offering proceeds for the Series E-1 Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our Dealer Manager, based upon our financial condition and the perceived demand. Because the offering price is not based upon any independent valuation, such as the amount that a firm-commitment underwriter is willing to pay for the securities to be issued, the offering price may not be indicative of the price that you would receive upon the sale of the Series E-1 Preferred Stock in a hypothetical liquid market.

In connection with the sale of the Series E-1 Preferred Stock on our behalf, PCS may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of PCS may be deemed to be underwriting commissions or discounts.

PCS is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of PCS is 3290 Northside Parkway, NW, Suite 800, Atlanta, GA 30327.

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay a selling commission of up to 6% of the Stated Value for the Series E-1 Preferred Stock. Selling commissions are payable by us to PCS. Reductions in selling commissions on sales of Series E-1 Preferred Stock will be reflected in reduced public offering prices as described below and the net proceeds to us will not be impacted by such reductions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Series E-1 Preferred Stock.

We expect PCS to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Preferred Stock. PCS may reallow all or a portion of its selling commission attributable to a participating broker-dealer. Also, PCS may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager in its sole discretion and include such factors as:

●	the volume of sales estimated to be made by the participating broker-dealer; or

●	the participating broker-dealer’s agreement to provide one or more of the following services:

○	providing internal marketing support personnel and marketing communications vehicles to assist the Dealer Manager in our promotion;

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○	responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;

○	assisting investors with redemptions; or

○	providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

PCS, as our Dealer Manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this Offering. We pay PCS a dealer manager fee equal to 2% of the Stated Value for the Series E-1 Preferred Stock. In addition to re-allowing a portion of the dealer manager fee to the participating broker-dealers as a marketing fee and paying wholesaling commissions to the Dealer Manager’s wholesalers, the fee will also be used for, or we will reimburse PCS for, certain Other Expenses that FINRA includes in the 8% underwriting compensation limit. Other Expenses include:

●	travel and entertainment expenses, including those of the wholesalers;

●	expenses incurred in coordinating broker-dealer seminars and meetings;

●	certain wholesaler activities and wholesaling expense reimbursements paid by PCS or its affiliates to other entities;

●	the national and regional sales conferences of our participating broker-dealers;

●	training and education meetings for registered representatives of our participating broker-dealers;

●	certain legal expenses of the Dealer Manager associated with the required FINRA filing of the proposed underwriting terms and arrangements;

●	technology fees paid to certain participating broker-dealers so that they can maintain the technology necessary to adequately service the investors to whom they sold Series E-1 Preferred Stock;

●	due diligence expenses although only reasonable out-of-pocket due diligence expenses that are detailed on an itemized invoice will be reimbursed to a participating broker-dealer; and

●	permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming all shares of Series E-1 Preferred Stock are sold.

Selling Commission (maximum)	$3,750,000
Dealer Manager Fee (maximum)	$1,250,000
Total	$5,000,000

To the extent permitted by law and our Articles of Incorporation, we will indemnify the participating broker-dealers and the Dealer Manager against certain civil liabilities, including certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Selling commissions and dealer manager fees may be reduced or waived entirely for certain categories of persons, including, but not necessarily limited to:

●	our, and our affiliates’ executive officers and directors;

●	officers and personnel of the dealer manager and participating broker-dealers;

●	any immediate family members (as that term is defined in FINRA Rule 5130) of the foregoing officers, directors, and personnel;

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●	our affiliates;

●	certain institutional investors;

●	if a participating broker-dealer agrees to reduce or waive the selling commission for a sales to its client;

●	investors whose contract for investment advisory or brokerage services includes a fixed or “wrap” fee or other asset-based fee arrangement (unless that contract is with a federally registered investment adviser that is dually registered as a broker-dealer and provides financial planning services);

●	other individuals designated by management; or

●	if approved by our Board of Directors, joint venture partners, consultants, and other service providers.

The net proceeds to us will not be affected by reducing the commissions payable in connection with sales of Series E-1 Preferred Stock. To the extent a participating broker-dealer reduces its selling commission below 6%, the public offering price per share of Series E-1 Preferred Stock will be decreased by an amount equal to such reduction. Selling commissions will be established by each participating broker-dealer or other financial intermediary, and it is anticipated that all or a portion of the 6% selling commission on Series E-1 Preferred Stock will be waived for an investor that purchases Series E-1 Preferred Stock in a fee-based or “wrap” account maintained with a participating broker-dealer or other financial intermediary.

As reflected in the below table, the selling commission received by participating broker-dealers will vary depending on the fixed offering price at which the participating broker-dealer sells the Series E-1 Preferred Stock to investors. The Selected Dealer Agreement reflects the selling commission paid to the participating broker-dealer from which the fixed offering price for that participating broker-dealer’s sale of the Series E-1 Preferred Stock can be determined. The table provides examples of various possible offering prices within the established range of $23.50 to $25.00 per share of Series E-1 Preferred Stock only at fifty basis point intervals of the corresponding selling commission and assuming no reduction in the dealer manager fee; however, the fixed offering price with respect to any sale of shares of Series E-1 Preferred Stock may be any amount between the established range of $23.50 to $25.00 because the selling commission with respect to any sale of shares of Series E-1 Preferred Stock may be any amount between 0.0% and 6.0% and may not necessarily be discounted in fifty basis point increments and the net proceeds to the Company will always be the same. The selling commissions received by the participating broker-dealers in connection with the Series E-1 Preferred Stock will never exceed 6.0% of the aggregate gross offering proceeds. Further, any reductions in the dealer manager fee could further reduce the fixed offering price below the $23.50 price described above.

Table One
Selling Commission as a Percentage of Stated Value	Public Offering Price Per Share of Series E-1 Preferred Stock
6.00%	$25.00
5.50%	$24.88
5.00%	$24.75
4.50%	$24.63
4.00%	$24.50
3.50%	$24.38
3.00%	$24.25
2.50%	$24.13
2.00%	$24.00
1.50%	$23.88
1.00%	$23.75
0.50%	$23.63
0.00%	$23.50

Additional information related to the fixed prices being offered to the public and which participating broker-dealers are selling the Series E-1 Preferred Stock at such prices may be obtained by contacting Investor Services at (855) 422-3223.

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In addition to the selling commissions, dealer manager fee, marketing fees, and due diligence expenses (i.e., underwriting compensation), we expect to pay Offering Expenses and related expenses, which are not considered underwriting compensation, in connection with this Offering. These expenses include all expenses to be paid by us in connection with the Offering (other than underwriting compensation) and include, but are not limited to:

●	expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series E-1 Preferred Stock under federal and state laws and FINRA rules, including taxes and fees and accountants’ and attorneys’ fees;

●	expenses for printing and amending registration statements or supplementing prospectuses;

●	mailing and distributing costs;

●	all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us;

●	charges of transfer agents, registrars and experts and fees;

●	expenses in connection with non-offering issuer support services relating to the Series E-1 Preferred Stock; and

●	expenses for establishing servicing arrangements for new shareholder accounts.

Offering Expenses will not exceed the Maximum Offering Expenses amount, which, in the aggregate, will not exceed the greater of:

●	$700,000; and

●	3.5% of the gross proceeds of the Offering. The Company will not pay or reimburse Offering Expenses in excess of the then applicable Maximum Offering Expenses without advance approval by the Board.

Settlement Procedures

We will deliver the Series E-1 Preferred Stock through the facilities of DTC Settlement or DRS Settlement.

Using DTC Settlement, you can place an order for the purchase of Series E-1 Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-weekly closing cycle. Orders will be executed by your participating broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Series E-1 Preferred Stock by the settlement date, which depends on when you place the order during the bi-weekly settlement cycle and can be anywhere from one to 15 days after the date of your order, or longer if we delay a closing date. Orders will be effective upon our acceptance, and we reserve the right to reject any order in whole or in part in our sole discretion for any or no reason.

Using DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the Escrow Agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Series E-1 Preferred Stock to the Escrow Agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part in our sole discretion for any or no reason.

We have the sole right, which we may delegate to our Dealer Manager, to, without notice to our Dealer Manager or the participating broker-dealers:

●	determine and change the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing timing to participating broker dealers;

●	limit the total amount of Series E-1 Preferred Stock sold by all participating broker-dealers per closing;

●	limit the total amount of Series E-1 Preferred Stock sold by any one participating broker-dealer per closing; and

●	limit the total number of shares of Series E-1 Preferred Stock sold by any one participating broker-dealer.

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Irrespective of whether you purchase shares of Series E-1 Preferred Stock using DTC Settlement or DRS Settlement, by accepting Series E-1 Preferred Stock you will be deemed to have accepted the terms of our Articles of Incorporation.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our Dealer Manager or the participating broker-dealers in this Offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank N. A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. When our Dealer Manager or a participating broker-dealer’s internal supervisory procedures are conducted at the site at which the subscription documents and check were initially received from the subscriber, our Dealer Manager or the participating broker-dealer, as applicable, will transmit the subscription documents and check to the Escrow Agent by the end of the next business day following receipt of the check and subscription documents. When, pursuant to our Dealer Manager or a participating broker dealer’s internal supervisory procedures, the final internal supervisory procedures are conducted at a different location (the “final review office”), the Dealer Manager or participating broker-dealer, as applicable, shall transmit the check and subscription documents to the final review office by the end of the next business day following the receipt of the subscription documents and check. The final review office will, by the end of the next business day following its receipt of the subscription documents and check, forward the subscription documents and check to the Escrow Agent.

Suitability

In recommending to you the purchase of Series E-1 Preferred Stock, each participating broker-dealer shall have a reasonable basis to believe that the purchase is suitable for you, based on the information obtained through the reasonable diligence of the member or associated person to ascertain your investment profile. Further, the participating broker-dealer must have reasonable grounds to believe that the information contained in your subscription agreement, if using DTC Settlement, is true and correct in all material respects and you will be acquiring Series E-1 Preferred Stock for investment and not with a view towards distribution.

In making this determination, the participating broker-dealer will rely on relevant information provided by you, including information as to your age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. You should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. Those selling shares on our behalf, including participating broker-dealers, and registered investment advisers recommending the purchase of shares in this Offering shall maintain records of the information used to determine that an investment in the Series E-1 Preferred Stock is suitable and appropriate for you. Those records are required to be maintained for a period of at least six years.

Regulation Best Interest

Pursuant to Regulation Best Interest under the Exchange Act, or Reg BI, participating broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that a participating broker-dealer and its registered representatives act in the best interest of retail customers when recommending any securities or investment strategy, without placing the financial or other interests of the participating broker-dealer and its registered representatives ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to recommendations.

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To satisfy the general Reg BI obligation, the broker-dealer must meet four component obligations:

●	Disclosure Obligation: The participating broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the participating broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS, which is intended to summarize key information for you about the participating broker-dealer and your relationship with that participating broker-dealer. The participating broker-dealer’s disclosures to you, including those made through their Form CRS, are different and are separate from the disclosures we provide to investors in this prospectus, which contains information regarding this offering and our company.

●	Care Obligation: The participating broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

●	Conflict of Interest Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

●	Compliance Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.

As a part of the Care Obligation described above, your participating broker-dealer must evaluate reasonably available alternatives in your best interest. There are likely less costly alternatives to use that are reasonably available to you, through your participating broker-dealer or otherwise, and those alternatives may have a lower investment risk. Under Reg BI, participating broker-dealers must consider whether such alternatives are in the best interests of their clients. You should ask your participating broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and may be available for lower or no commission. This standard is different from any quantitative suitability standards required for an investment in the shares of our Series E-1 Preferred Stock and enhances the broker-dealer standard of conduct beyond existing suitability obligations when dealing with a retail customer as described above.

In addition to Reg BI, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Reg BI, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated.

The impact of Reg BI and state fiduciary standards on participating broker-dealers cannot be determined at this time, as little administrative or case law exists under Reg BI and state fiduciary standards and the full scope of their applicability is uncertain and are subject to evolving regulatory guidance.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of Series E-1 Preferred Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or shares of Series E-1 Preferred Stock where action for that purpose is required. Accordingly, shares of Series E-1 Preferred Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with shares of Series E-1 Preferred Stock may be distributed or published, in or from any non-U.S. jurisdiction except in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction.

The Dealer Manager, participating broker-dealers and their respective affiliates may arrange to sell the shares of Series E-1 Preferred Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

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Operations

The Company has engaged PSS, an affiliate of the Dealer Manager, pursuant to a services agreement, under which PSS shall provide certain non-offering issuer support services relating to the Series E-1 Preferred Stock, including, for example:

●	assistance with recordkeeping;

●	answering investor inquiries regarding the Company, including regarding distribution payments;

●	helping investors understand their investments upon their request; and

●	assistance with redemption requests.

The Company is responsible for any payments due under such agreement. None of these services are distribution related.

Transfer Agent

The transfer agent and registrar for our Common Stock and our Series E-1 Preferred Stock is Computershare Trust Company, N.A. (the “Transfer Agent”). The Transfer Agent’s address and phone number is: 150 Royall St., Canton, MA 02021, telephone number: (781) 575-2000.

Listing

Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Series E-1 Preferred Stock

Our Board has created out of the authorized and available shares of our Preferred Stock, a series of convertible redeemable preferred stock, designated as the Series E-1 Redeemable Preferred Stock (the “Series E-1 Preferred Stock”). The following is a brief description of the terms of the Series E-1 Preferred Stock. The Board has authorized the sale of up to 2,500,000 shares of Series E-1 Preferred Stock.

Ranking

The Series E-1 Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs: (i) prior or senior to all classes or series of our Common Stock and any other class or series of equity securities, if the holders of Series E-1 Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with the Series E Preferred Stock and the Series F Preferred Stock, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences; (iii) on a parity with other classes or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of Series E-1 Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iv) junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E-1 Preferred Stock (none of which are currently outstanding); and (v) junior to all our existing and future debt indebtedness.

Maturity

The shares of the Series E-1 Preferred Stock have no stated maturity and will remain outstanding indefinitely unless they are redeemed by the holder or the Company or repurchased by the Company. The Company is not required to set apart for payment funds to redeem the Series E-1 Preferred Stock and may pay for any redemption of the Series E-1 Preferred Stock in cash or shares of Common Stock; provided, however, that no Holder Optional Redemption with respect to any share of Series E-1 Preferred Stock may be redeemed for Common Stock prior to the first anniversary of the date of its issuance, and (iii) the Company shall not exercise the Company Optional Redemption with respect to any share of Series E-1 Preferred Stock prior to the Redemption Eligibility Date.

Dividend Rights

The holders of the Series E-1 Preferred Stock shall be entitled to receive a cumulative dividend at a fixed annual rate of 9% per annum of the Stated Value of the Series E-1 Preferred Stock, or $25.00, per year (computed on the basis of a 360-day year consisting of twelve 30-day months). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash. The Series E-1 Preferred Stock shall rank on parity with the Series E Preferred Stock and the Series F Preferred Stock with respect to the right to receive payment of any dividends in proportion to their respective amounts of accrued and unpaid dividends per share. Unless full cumulative dividends on our shares of Series E-1 Preferred Stock for all past dividend periods have been paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our Common Stock or other stock ranking junior to the Series E-1 Preferred Stock for any period.

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Liquidation Rights

Subject to the liquidation preference stated in the ranking section in the Certificate of Designations for the Series E-1 Preferred Stock, Series E-1 Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the Stated Value, plus an amount per share that is issuable as the result of accrued or unpaid dividends. After payment to the holders of our Series E-1 Preferred Stock and to the holders of shares of any other class or series of capital stock ranking senior to or on a parity with the Series E-1 Preferred Stock, including, without limitation, the Series E Preferred Stock and the Series F Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

Holder Optional Redemption Rights

Each holder of shares of Series E-1 Preferred Stock is entitled to redeem any portion of the outstanding shares of Series E-1 Preferred Stock held by such holder at any time, subject to certain early redemption fees. Such redemptions may be settled in either cash or Common Stock, at our option; provided that (i) if required by Rule 5635(d) of The Nasdaq Stock Market, the aggregate number of shares of Common Stock issuable to holders of Series E-1 Preferred Stock for dividends and redemption shall not exceed the Redemption Share Cap, unless approval by our stockholders is obtained to exceed the Redemption Share Cap, and (ii) no such Series E-1 Preferred Stock may be redeemed for Common Stock prior to the first anniversary of the date of its issuance. The Company will settle any Holder Optional Redemption it determines to redeem in cash by paying the holder the Settlement Amount. The “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Redemption Exercise Date, minus (C) the Holder Optional Redemption Fee applicable on the respective Holder Redemption Deadline). The Company will settle any Holder Optional Redemption the Company determines to redeem with Common Stock, subject to the Redemption Share Cap, if applicable, by delivering to the holder a number of shares of our Common Stock equal to (1) the Settlement Amount divided by (2) the closing price per share of our Common Stock on Nasdaq on the last trading day prior to the Holder Redemption Exercise Date.

Company Optional Redemption Rights

We may redeem a share of Series E-1 Preferred Stock at our option on or after the Redemption Eligibility Date upon not less than 10 calendar days nor more than 90 days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E-1 Preferred Stock to be redeemed plus accrued but unpaid dividends (at a rate equal to (1) the Settlement Amount divided by (2) the closing price of shares of our Common Stock on Nasdaq, or other national securities exchange on which the Common Stock is listed, on the last trading day prior to the Company Optional Redemption Notice Exercise Date). In the Company’s sole and absolute discretion, the Company may determine to fulfill a Company Optional Redemption in either cash or with fully paid and non-assessable shares of our Common Stock, subject to the Redemption Share Cap, if applicable. If the Company exercises the Company Optional Redemption for less than all of the outstanding shares of Series E-1 Preferred Stock, then shares of Series E-1 Preferred Stock shall be selected for redemption on a pro rata basis or by lot across holders of the series of Series E-1 Preferred Stock selected for redemption.

Early Redemption Fee

A share of Series E-1 Preferred Stock is subject to the Holder Optional Redemption Fee. The amount of the fee equals a percentage of the Stated Value disclosed herein based on the year in which the redemption occurs after the Series E-1 Preferred Stock is issued as follows:

●	Prior to the first anniversary of the issuance of such Series E-1 Preferred Stock: 9% of the Stated Value disclosed herein, which equals $2.25 per share of Series E-1 Preferred Stock;

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●	On or after the first anniversary but prior to the second anniversary: 7% of the Stated Value disclosed herein, which equals $1.75 per share of Series E-1 Preferred Stock;

●	On or after the second anniversary but prior to the third anniversary: 5% of the Stated Value disclosed herein, which equals $1.25 per share of Series E-1 Preferred Stock; and

●	On or after the third anniversary: 0%.

The Company is permitted to waive the Holder Optional Redemption Fee. Although the Company has retained the right to waive the Holder Optional Redemption Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Optional Redemption Following Death of a Holder

Subject to restrictions, beginning on the date of original issuance and ending on December 31st of the year in which the third anniversary of the date of issuance occurs, we will redeem shares of Series E-1 Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Series E-1 Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate at a redemption price equal to the Settlement Amount without application of the Holder Optional Redemption Fee. In the Company’s sole and absolute discretion, the Company may determine to fulfill such redemption in either cash or with fully paid and non-assessable shares of our Common Stock (at a rate equal to (1) the Settlement Amount divided by (2) the closing price of shares of our Common Stock on Nasdaq, or other national securities exchange on which the Common Stock is listed, on the last trading day prior to the Optional Redemption Following Death of a Holder Notice Date), subject to the Redemption Share Cap, if applicable.

Other Rights

Our Series E-1 Preferred Stock has no preemptive rights, no voting rights and no sinking fund or conversion provisions.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P., Nevada. Lowenstein Sandler LLP has also acted as counsel to us in connection with this Offering.

EXPERTS

The consolidated financial statements of Applied Digital Corporation and Subsidiaries as of May 31, 2024 and 2023 and for each of the two years in the period ended May 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements of Applied Digital Corporation and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Series E-1 Preferred Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

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In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024;

●	The Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2024, June 7, 2024, June 11, 2024, June 17, 2024, July 2, 2024, July 9, 2024, July 29, 2024, August 14, 2024, August 30, 2024, and September 10, 2024, and our Current Reports on Form 8-K/A filed with the SEC on June 6, 2024, June 10, 2024, and September 4, 2024 (other than any portions thereof deemed furnished and not filed); and

●	The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.8 to our Annual Report on Form 10-K for the year ended May 31, 2024, as filed with the SEC on August 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

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Up to 2,500,000

Series E-1 Preferred Stock

PRELIMINARY PROSPECTUS

              , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
Securities and Exchange Commission registration fee	$9,225
FINRA filing fee	9,875
Accountants’ fees and expenses	5,500
Legal fees and expenses	100,000
Miscellaneous	-
Total expenses	$124,600

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Third Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On April 12, 2022, the SEC declared effective the Company’s IPO Registration Statement (Reg. No. 261278). The offering under the IPO Registration Statement commenced on April 12, 2022 and was consummated on April 18, 2022 with the sale of 8,000,000 newly-issued shares of Common Stock at a price of $5.00 per share, constituting the total aggregate amount registered. B. Riley Securities, Inc. and Needham & Company acted as book-running managers, Craig-Hallum and D.A. Davidson & Co. acted as lead managers, and Lake Street and Northland Capital Markets acted as co-managers for the offering. In connection with the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock at the public offering price, less underwriting discounts and commission, although such option was not exercised. The net offering proceeds to the Company after deducting the expenses described herein were approximately $36 million.

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On June 6, 2022, through an agreement between the Company and Xsquared Holding Limited (“Sparkpool”), Sparkpool agreed to forfeit to the Company shares of Common Stock that had been issued pursuant to the service agreement executed on March 19, 2021. Sparkpool ceased providing the contracted services for the Company, and agreed to forfeit shares to compensate for future services that will not be rendered. As a result of this agreement, 4,965,432 shares of Common Stock were forfeited and canceled by the Company.

On January 31, 2024, the Company issued an aggregate 10,461 shares to Chris Schuler as partial payment for construction services performed at the Company’s Ellendale, North Dakota facility.

On March 27, 2024, the Company entered into the March PPA with YA Fund. In accordance with the terms of the March PPA, the Company issued two convertible unsecured promissory notes, in the aggregate principal amount of $50 million (the “Initial YA Notes”). The Initial YA Notes are convertible into shares of our Common Stock. The offer and sale of our Common Stock pursuant to the March PPA and the Initial YA Notes was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On April 26, 2024, the Company entered into the Amendment No. 2 (the “AI Amendment”) to that certain Unsecured Promissory Note, issued by the Company to AI Bridge Funding LLC on January 30, 2024 and amended on March 27, 2024 (the “AI Note”). Pursuant to the AI Amendment, among other things, (i) the Company may use shares of our Common Stock to repay the AI Note, subject to certain limitations and (ii) the Company issued warrants to purchase up to 3,000,000 shares of our Common Stock subject to certain adjustments (the “Warrants”). The Warrants were, and the shares of Common Stock issuable upon the exercise of the Warrants will be, offered and sold pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On May 24, 2024, the Company entered into the May PPA with YA Fund. In accordance with the terms of the May PPA, the Company issued the May Note, in the aggregate principal amount of $42.1 million. The May Note is convertible into shares of our Common Stock. The offer and sale of our Common Stock pursuant to the May PPA and the May Note was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On June 7, 2024, APLD Holdings entered into the Promissory Note with the Selling Stockholder. As partial consideration for the Promissory Note, the Company agreed to issue to the CIM Lender warrants to purchase up to an aggregate of 9,265,366 shares of Common Stock. The warrants were issuable in two tranches, (i) the Initial Warrant, and (ii) the Warrant. The Initial Warrant was issued on June 17, 2024. The Initial Warrant was, and the Warrant, and the shares of Common Stock issuable upon the exercise of the Initial Warrant and the Warrants, will be, offered and sold pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On June 20, 2024, the Company issued 100,000 shares of our Common Stock to YA Fund in consideration for YA Fund giving its consent to the Company to enter into the CIM Promissory Note.

On August 11, 2024, we and the CIM Lender entered into a waiver agreement (the “Waiver Agreement”), whereby the CIM Lender agreed to waive the satisfaction of certain conditions for the subsequent borrowings, allowing us to draw an additional $20 million (net of original discount and fees) of borrowings under the CIM Promissory Note. As partial consideration for the Waiver Agreement, we issued the Warrant in a private placement pursuant to Section 4(a)(2) of the Securities Act.

On August 28, 2024, the Company entered into the SEPA with YA Fund. Pursuant to the SEPA, subject to certain conditions and limitations, the Company has the option, but not the obligation, to sell to YA Fund, and YA Fund must subscribe for, an aggregate amount of up to $250.0 million of Common Stock, at the Company’s request any time during the commitment period commencing on September 30, 2024, and terminating on the 36-month anniversary of September 30, 2024. The shares of Common Stock issuable pursuant to the SEPA will be offered and sold pursuant to Section 4(a)(2) of the Securities Act. Pursuant to the SEPA, the Company agreed to file a registration statement with the SEC for the resale under the Securities Act by YA Fund of the Common Stock issued under the SEPA. The Company shall not have the ability to request any advances under the SEPA until such resale registration statement is declared effective by the SEC.

On August 29, 2024, the Company entered into the Series F Purchase Agreement with YA Fund for the private placement of 53,191 shares of Series F Preferred Stock. The offer and sale of the Series F Preferred Stock pursuant to the Series F Purchase Agreement was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the SEPA, Northland Securities, Inc. acted as placement agent and received a fee equal to 1% of the SEPA Aggregate Commitment (the “SEPA Placement Agent Fee”). The Company has agreed to pay the SEPA Placement Agent Fee in shares of common stock at a price per share of $4.73 per share, the Nasdaq official closing price of Common Stock on August 27, 2024, for a total number of shares equal to 528,541. The shares of Common Stock were issued without registration under the Securities Act, pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

On September 5, 2024, the Company entered into the PIPE Purchase Agreement with the PIPE Purchasers, for the private placement of 49,382,720 shares of the Company’s Common Stock, at a purchase price of $3.24 per share, representing the last closing price of the Common Stock on Nasdaq on September 4, 2024. The offer and sale of the shares of Common Stock pursuant to the PIPE Purchase Agreement was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

II-3

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation, as amended from time to time. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2023).
3.1.1	Certificate of Amendment to the Certificate of Designations for the Series E Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).
3.1.2	Certificate of Amendment, dated June 11, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2024).
3.1.3	Certificate of the Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
3.2	Third Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2024).
3.3*	Form of Certificate of Designations, Powers, Preferences and Rights of Series E-1 Redeemable Preferred Stock.
4.1	Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors. (Incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
4.1.1

Amendment, dated December 13, 2021, to Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 3.2 to Amendment No. 6 the Company’s form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).

4.1.2	Amendment No. 2, dated February 22, 2022, to Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on February 28, 2022).
4.2	Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.2 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
4.2.1	Amendment, dated December 13, 2021, to Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 3.2 to the Company’s form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).
4.2.2	Amendment No. 2, dated February 22, 2022, to Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.6 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on February 28, 2022).
4.3	Right of First Refusal and Co-Sale Agreement, dated as of April 15, 2021, by and between the Company, the Key Holders and Investors (Incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
4.4	Right of First Refusal and Co-Sale Agreement, dated as of July 30, 2021, by and between the Company, the Key Holders and Investors. (Incorporated by reference to Exhibit 4.4 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
4.5	Form of Warrant. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2024).
4.6	Form of Subscription Agreement. (Incorporated by reference to Exhibit 4.1 to the Company’ Current Report on Form 8-K filed with the SEC on May 16, 2024).
4.7	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2024).
4.8*	Form of Subscription Agreement.
4.9*	Form of Unit Agreement.
5.1**	Opinion of Snell & Wilmer L.L.P.
10.1	Services Agreement, dated March 19, 2021, by and among the Company, GMR Limited, Xsquared Holding Limited, and Valuefinder (Incorporated by reference to Exhibit 10.1 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
10.2	Master Professional Services Agreement between Ulteig Engineers, Inc. and APLD Hosting, LLC. (Incorporated by reference to Exhibit 10.2 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
10.3	Non-Fixed Price Sales and Purchase Agreement, dated April 13, 2021, between Bitmain Technologies Limited and the Company (Incorporated by reference to Exhibit 10.3 to the company’s Form S-1 (Registration No. 333-2588818), filed with the SEC on August 13, 2021).
10.4	Coinmint Colocation Mining Services Agreement dated as of June 15, 2021 by and between Coinmint, LLC and the Company (Incorporated by reference to Exhibit 10.4 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
10.5#	Service Framework Agreement, dated July 5, 2021, by and between APLD Hosting, LLC and JointHash Holding Limited (Incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).
10.6#	Amended and Restated Electric Services Agreement, dated September 13, 2021, by and between APLD Hosting, LLC and [Redacted] (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).

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10.7	Sublease Agreement, dated as of May 19, 2021, by and between the Company and Encap Investments L.P. (Incorporated by reference to Exhibit 10.7 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).
10.8#	Service Framework Agreement, dated July 5, 2021, by and between APLD Hosting, LLC and Bitmain Technologies Limited (Incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 29, 2022.
10.9#	Master Hosting Agreement, dated as of September 20, 2021, by and between APLD Hosting, LLC and F2Pool Mining, Inc. (Incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).
10.10#	Master Hosting Agreement, dated as of October 12, 2021, by and between APLD Hosting, LLC and Hashing LLC. ((Incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).
10.11	Services Agreement, effective as of October 12, 2021, by and among Applied Blockchain, LTD and Xsquared Holding Limited. (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).
10.12†	2022 Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.12.1†	Form of Employee Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.12.2†	Form of Restricted Stock Unit Award Agreement (Employees) (Incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.12.3†	Form of Restricted Stock Unit Award Agreement (Consultants) (Incorporated by reference to Exhibit 10.4 to the Company’s registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.13†	2022 Non-Employee Director Stock Plan (Incorporated by reference to Exhibit 10.5 to the Company’s registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.13.1†	First Amendment to the 2022 Non-Employee Director Stock Plan, dated April 4, 2023 (incorporated by reference to Exhibit 10.13.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2023).
10.13.2	Form of Director Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.6 to the Company’s registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.14#	Limited Liability Company Agreement, dated as of January 6, 2022, by and between the Company and Antpool Capital Asset Investment L.P. (Incorporated by reference to Exhibit 10.14 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).
10.15†	Employment Agreement, effective as of November 1, 2021, by and between the Company and Wes Cummins (Incorporated by reference to Exhibit 10.15 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).
10.15.1†	Amendment No. 1 to Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and Wes Cummins. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).
10.16†	Employment Agreement, effective as of November 1, 2021, by and between the Company and David Rench. (Incorporated by reference to Exhibit 10.16 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).

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10.16.1†	Amendment No. 1 to Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and David Rench. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).
10.17	Ground Lease, effective as of April 13, 2022, by and between EDB, Ltd and APLD - Rattlesnake Den I LLC (Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 2, 2023).
10.18†	Employment Agreement, effective as of November 1, 2021, by and between the Company and Regina Ingel (Incorporated by reference to Exhibit 10.17 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).
10.18.1†	Amendment dated August 1, 2022 to Employment Agreement between Applied Blockchain, Inc. and Regina Ingel (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 5, 2022).
10.19	Loan Agreement dated as of March 11, 2022 by and between APLD Hosting, LLC, Vantage Bank Texas and Applied Blockchain, Inc. (Incorporated by reference to Exhibit 10.20 to Amendment No. 6 the Company’s form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).
10.20	Continuing Guaranty Agreement dated as of March 11, 2022 by Applied Blockchain, Inc. for the benefit of Vantage Bank Texas. (Incorporated by reference to Exhibit 10.21 to Amendment No. 6 the Company’s form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).
10.21	Letter between Applied Blockchain, Inc. and Xsquared Holding Limited dated June 6, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on June 8, 2022).
10.22	Hosting Agreement, dated as of July 12, 2022, by and between Marathon Digital Holdings, Inc. and Applied Blockchain, Inc. (Incorporated by reference to Exhibit 10.6 to the Company’s quarterly report on Form 10-Q (Commission File No. 001-31968), filed with the SEC on October 12, 2022).
10.23	Loan Agreement, dated as of July 25, 2022, by and among APLD Hosting, LLC, Starion Bank, and Applied Blockchain, Inc. as Guarantor (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).
10.24	Security Agreement, dated of July 25, 2022, by and between APLD Hosting, LLC and Starion Bank (Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).
10.25	Security Agreement, dated of July 25, 2022, by and among APLD Hosting, LLC, Applied Blockchain, Inc., as Grantor, and Starion Bank(Incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).
10.26	Unlimited Commercial Corporate Guaranty of Applied Blockchain, Inc. dated as of July 25, 2022 (Incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).
10.27	Loan Agreement by and among APLD - Rattlesnake Den I, LLC, as borrower, Vantage Bank Texas, as lender, and the Company, as guarantor, entered into as of November 7, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on November 14, 2022).
10.28#	Loan Agreement, dated as of February 16, 2023 by and among APLD ELN-01 LLC, Starion Bank, and Applied Digital Corporation as Guarantor (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).
10.29#	Security Agreement, dated as of February 16, 2023 by and between APLD ELN-01 LLC and Starion Bank (Incorporated by referenced to Exhibit 10.2 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).
10.30	Security Agreement, dated as of February 16, 2023 by and among APLD ELN-01 LLC, Applied Digital Corporation and Starion Bank (Incorporated by referenced to Exhibit 10.3 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).

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10.31	Unlimited Commercial Corporate Guaranty of Applied Digital Corporation dated as of February 16, 2023 (Incorporated by referenced to Exhibit 10.4 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).
10.32#	Loan and Security Agreement, dated as of May 23, 2023, by and among SAI Computing, LLC as Borrower, B. Riley Commercial Capital, LLC and B. Riley Securities, Inc., as Lenders, B. Riley Commercial Capital, LLC as Collateral Agent, and Applied Digital Corporation as Guarantor (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on May 24, 2023).
10.32.1	Termination of Loan and Security letter, dated February 5, 2024, between the Company and B. Riley Commercial Capital, LLC and B. Riley Securities, Inc. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2024).
10.33	Form of Amendment No. 1 to Restricted Stock Unit Award. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).
10.34	Form of Amendment No. 1 to Performance Stock Unit Award. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).
10.35	Form of Indemnification Agreement by and between Applied Digital Corporation and individual directors or officers. (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on January 16, 2024).
10.36	Unsecured Promissory Note, dated January 30, 2024, issued by the Company and payable to AI Bridge Funding LLC. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2024).
10.36.1	Waiver, Consent and Amendment by and between the Company and AI Bridge Funding LLC, dated March 27, 2024. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.36.2	Amendment No. 2 to Unsecured Promissory Note, dated April 26, 2024, by and between Applied Digital Corporation and AI Bridge Funding LLC. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2024).
10.37#	Loan Agreement, dated as of February 28, 2024, by and between APLD GPU-01, LLC and Cornerstone Bank. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).
10.38	Security Agreement, dated as of February 28, 2024, by and between APLD GPU-01, LLC and Cornerstone Bank. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).
10.39	Form of Guaranty Agreement, dated as of February 28, 2024, made by each of Applied Digital Corporation, SAI Computing, LLC and APLD Hosting, LLC in favor of Cornerstone Bank. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).
10.40	Consent to Transfer Interest in Real Property Subject to Mortgage and Subordination Agreement, dated as of February 28, 2024, made by Starion Bank, in favor of APLD Hosting, LLC. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).
10.41#	Collateral Assignment of Customer GPU Contracts and Consent, dated as of February 28, 2024, by Applied Digital Corporation, in favor of Cornerstone Bank. (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).
10.42%	Purchase and Sale Agreement, dated March 14, 2024, by and between APLD - Rattlesnake Den I LLC and Mara Garden City LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024).
10.43	Prepaid Advance Agreement by and between Applied Digital Corporation and YA II PN, LTD., dated March 27, 2024. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

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10.44	Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated March 27, 2024. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.45	Guaranty made by APLD-ELN-02 LLC in favor of YA II PN, LTD., dated March 27, 2024. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.46	Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated April 24, 2024. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2024).
10.47	Cooperation and Standstill Agreement, dated as of April 30, 2024, by and between Applied Digital Corporation, a Nevada Corporation, and Oasis Management Co., Ltd. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2024).
10.48	Sales Agreement, dated as of May 6, 2024, by and between the Company and Roth Capital Partners, LLC. (Incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2024).
10.49	Dealer Manager Agreement, dated as of May 16, 2024, by and between Applied Digital Corporation and Preferred Capital Securities, LLC. (Incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).
10.50	Prepaid Advance Agreement by and between Applied Digital Corporation and YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).
10.51	Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).
10.52	Guaranty made by APLD-ELN-02 LLC in favor of YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).
10.53	Amendment by and between the Company and YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).
10.54#	Promissory Note, dated June 7, 2024, issued by APLD Holdings 2 LLC and payable to CIM APLD Lender Holdings, LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2024).
10.55	Parent Guaranty, dated June 7, 2024, issued by Applied Digital Corporation in favor of CIM APLD Lender Holdings, LLC. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2024).
10.56%	Guarantee and Collateral Agreement, dated June 7, 2024, by and among APLD Hosting, LLC, APLD ELN-01 LLC, APLD ELN-02 LLC, APLD Holdings 1 LLC, APLD Holdings 2 LLC, APLD ELN-02 Holdings LLC and CIM APLD Lender Holdings, LLC (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2024).
10.57	Consent, Waiver and First Amendment to Prepaid Advance Agreements, dated June 7, 2024, by and between Applied Digital Corporation and YA II PN, LTD. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2024).
10.58	Sales Agreement, dated as of July 9, 2024, by and among the Company, B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. and Roth Capital Partners, LLC (Incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 9, 2024).
10.59	Registration Rights Agreement, dated June 7, 2024, by and between Applied Digital Corporation and CIM APLD Lender Holdings, LLC (Incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 30, 2024).

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10.60	Security Agreement, dated June 21, 2024, by and between Applied Digital Cloud Corporation and YA II PN, LTD. (Incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 30, 2024).
10.61	Waiver Agreement, dated August 11, 2024, by and between APLD Holdings 2 LLC and CIM APLD Lender Holdings, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2024).
10.62	Standby Equity Purchase Agreement, dated August 28, 2024, by and between Applied Digital Corporation and YA II PN, LTD. (Incorporated by reference to Exhibit 10.60 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 30, 2024).
10.63	First Amendment to the Standby Equity Purchase Agreement, dated August 29, 2024, by and between Applied Digital Corporation and YA II PN, LTD. (Incorporated by reference to Exhibit 10.61 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 30, 2024).
10.64	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
10.65	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
10.66	Consent, Waiver and Second Amendment to Prepaid Advance Agreements, dated August 21, 2024, by and between Applied Digital Corporation and YA II PN, LTD (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
10.67	Consent, Waiver and Third Amendment to Prepaid Advance Agreements, dated August 29, 2024, by and between Applied Digital Corporation and YA II PN, LTD (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K/A, filed with the SEC on September 4, 2024).
10.68	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 10, 2024).
10.69	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 10, 2024).
10.70*	Dealer Manager Agreement, dated September 23, 2024, by and between Applied Digital Corporation and Preferred Capital Securities, LLC.
10.71*	Amended and Restated Services Agreement, dated September 23, 2024, by and between Applied Digital Corporation and Preferred Shareholder Services, LLC.
10.72*	Form of Selected Dealer Agreement.
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 30, 2024).
23.1*	Consent of Marcum, LLP.
23.2**	Consent of Snell & Wilmer L.L.P. (Included in Exhibit 5.1).
24.1*	Power of Attorney (contained on signature page).
107*	Filing Fee Table.

* Filed herewith.

** To be filed by amendment.

† Management compensatory agreement.

# Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

% The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 1.01, Instruction 4 of Form 8-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

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Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the day of September 23, 2024.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Wes Cummins
Chief Executive Officer and Chairman (Principal Executive Officer)

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wes Cummins and David Rench and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wes Cummins	Chief Executive Officer and Chairman	September 23, 2024
Wes Cummins	(Principal Executive Officer)

/s/ David Rench	Chief Financial Officer	September 23, 2024
David Rench	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chuck Hastings	Director	September 23, 2024
Chuck Hastings

/s/ Douglas Miller	Director	September 23, 2024
Douglas Miller

/s/ Richard Nottenburg	Director	September 23, 2024
Richard Nottenburg

/s/ Rachel Lee	Director	September 23, 2024
Rachel Lee

/s/ Kate Reed	Director	September 23, 2024
Kate Reed

/s/ Ella Benson	Director	September 23, 2024
Ella Benson

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